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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                (Date of earliest event reported): June 23, 2000



                              Citrix Systems, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




           Delaware                       0-27084                75-2275152
-------------------------------         -----------          -------------------
(State or Other Jurisdiction of         (Commission             (IRS Employer
        Incorporation)                  File Number)         Identification No.)


         6400 N.W. 6th Way
      Fort Lauderdale, Florida                                     33309
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(Address of Principal Executive Offices)                         (Zip Code)




       Registrant's telephone number, including area code: (954) 267-3000



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Item 5.    OTHER EVENTS.


     On June 23, 2000, Citrix Systems, Inc. (the "Company") announced several corporate changes. Roger W. Roberts, the Company's former CEO from 1990 to 1998, was elected Chairman of the Board of Directors. The Company announced that it had commenced a search for a chief executive officer, and that Mark B. Templeton, the Company's president and former CEO, would remain as president and a member of the board of directors. During the Company's search for a CEO, Templeton and Roberts would be responsible for the daily operations of the Company. The Company's founder and former chairman of the board of directors, Edward E. Iacobucci, resigned as a director and left his position as an officer and employee of the Company. Additionally, the Company announced the resignation of Michael W. Brown from the Company's Board of Directors.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                          CITRIX SYSTEMS, INC.

June 28, 2000
                                          By: /s/   Mark B. Templeton
                                              ----------------------------------
                                              Mark B. Templeton
                                              President